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                                                                    EXHIBIT 4-6B

                      SECOND AMENDMENT TO LETTER AGREEMENT


      SECOND AMENDMENT dated as of September 30, 1998 (this "Amendment") to Letter Agreement dated as of August 25, 1996 ( the "Agreement") by and between NEW JERSEY RESOURCES CORPORATION (the "Borrower") and SOCIETE GENERALE, NEW YORK BRANCH (the "Bank"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Agreement.

                             W I T N E S S E T H:

      WHEREAS, pursuant to the Agreement, the Bank has provided the Borrower with a revolving credit facility in the amount of U.S. $10,000,000; and

      WHEREAS, the Borrower and the Bank wish to amend the Agreement as herein provided;

      NOW, THEREFORE, the parties hereto agree as follows:

      I. Amendment to the Agreement

      On the Amendment Effective Date (as hereinafter defined), the Agreement shall be amended by deleting the definition of the term "Termination Date" in
Section 1.1 thereof and inserting the following in lieu thereof:

      " "Termination Date" means September 30, 1999 or the earlier date of termination in whole of the Commitment pursuant to Section 3.2."

      II. Effectiveness

      This Amendment shall become effective on the date (the "Amendment Effective Date") when (i) this Amendment shall have been signed by the parties hereto and (ii) the Borrower shall have delivered to the Bank (a) a new Promissory Note (the "New Note") in the form of Exhibit A attached hereto, duly executed on its behalf, (b) an opinion of the General Counsel of the Borrower, in form and substance satisfactory to the Bank, confirming the authority for the Borrower to execute and deliver this Amendment and the New Note and to obtain Advances from the Bank to the Termination Date, as amended by this Amendment and
(c) a certificate from the Secretary or Assistant Secretary of the Borrower as to the incumbency of the persons who are authorized to execute and deliver this Amendment and the New Note on its behalf and to request Advances pursuant to the Agreement.
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      III. Representations and Warranties

      In order to induce the Bank to amend the Agreement as provided for in this Amendment, the Borrower confirms, reaffirms and restates its representations and warranties set forth in the Agreement.

      IV. Reference to and Effect on the Agreement

      4.1 Upon the effectiveness of this Amendment, (i) each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Agreement as amended hereby and (ii) each reference in the Agreement to "the Note" shall be deemed to be a reference to the New Note.

      4.2 Except as specifically amended above, all of the terms of the Agreement shall remain unchanged and in full force and effect.

      4.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of the Agreement.

      V. Governing Law

      This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

                                          NEW JERSEY RESOURCES CORPORATION

                                          By:______________________
                                             Name:
                                             Title:

                                          SOCIETE GENERALE,
                                          NEW YORK BRANCH

                                          By:_______________________
                                             Name:
                                             Title:

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                                    EXHIBIT A
                                 PROMISSORY NOTE


                                                             New York, New York
$10,000,000                                                  September __ , 1996

      FOR VALUE RECEIVED, the undersigned, NEW JERSEY RESOURCES CORPORATION (the "Borrower"), unconditionally promises to pay to the order of SOCIETE GENERALE, NEW YORK BRANCH (the "Bank") at the Bank's office located at 1221 Avenue of the Americas, New York, New York 10020, in immediately available funds, on the dates and in the manner set forth in the Agreement (as defined below), the principal sum of Ten Million Dollars (U.S. $10,000,000) or the unpaid principal amount of all Advances made by the Bank to the Borrower made pursuant to this promissory note and the Agreement, whichever is less.

      The Borrower further promises to pay interest (computed for the actual number of days elapsed on the basis of a year of 360 days) in like money and funds on the daily outstanding balance of each Advance for the period commencing on the date of such Advance until the Advance is repaid in full, at such rate and in the manner set forth in the Agreement.

      All payments of principal of an interest on this promissory note shall be made by the Borrower not later than 12:00 noon (New York time) on the date when due to the Bank at its office located on the date hereof at 1221 Avenue of the Americas, New York New York 10020 in lawful money of the United States of America, in immediately available funds without setoff, deduction or counterclaim and free and clear of any present of future taxes, levies, imposts, duties, fees, assessments or other charges. If any day on which a payment is due hereunder is not a business day, which for purposes of this promissory note shall mean a day other than Saturday or Sunday or other than a day on which commercial banks in New York City are authorized or required to close, then such payment shall be due on the following business day and such additional time shall be included in the calculation of interest.

      The Borrower agrees to pay costs of collection (including reasonable legal fees and disbursements of counsel) if default is made in the payment of the principal of or interest on this promissory note.

      This promissory note is the grid note referred to in the Credit Agreement dated as of August 25, 1996, as amended by the First Amendment thereto dated as

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of September __, 1997 and the Second Amendment thereto dated as of September 30,
1998 (said Credit Agreement, as so amended, and as it may hereafter be amended, supplemented or otherwise modified from time to time, the "Agreement"), between the Borrower and the Bank, which provides for the prepayment of this note on certain events, the acceleration of its maturity and other terms and conditions relating to this note, all of which are herein incorporated by reference.

      The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in New York City in any action or proceeding arising out of or relating to this promissory note, and hereby consents that personal jurisdiction over the Borrower may be obtained by mailing a summons to the Borrower by registered mail or certified mail, return receipt requested, within or without such court's jurisdiction, or by personal service, provided a reasonable time for appearance is allowed. The Borrower hereby waives all objections as to venue, inconvenient forum and the like. The Borrower hereby waives trial by jury in any legal proceeding arising out of or relating to this promissory note.

      Presentment, demand, protest and notices of any kind with respect to this promissory note are hereby expressly waived by the Borrower.

      The promissory note shall be governed by and construed in accordance with the laws of the State of New York.


                                        NEW JERSEY RESOURCES CORPORATION




                                        By: SPECIMEN ONLY - DO NOT SIGN
                                           -------------------------------------
                                        Name:
                                        Title:


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